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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-42325) and related Prospectus, and Registration Statements on Form S-8 (Nos. 2-65727, 2-80553, 2-90910, 2-94151, 33-10381, 33-32109, 33-40246,
33-43925, 333-34489, 333-38291 and 333-38293) of Mallinckrodt Inc., of our
report dated March 6, 1995, with respect to the consolidated balance sheet of Puritan-Bennett Corporation as of January 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended January 31, 1995, included in the Current Report on Form 8-K/A No. 4 of Mallinckrodt Inc.

                                                 /s/ ERNST & YOUNG LLP

Kansas City, Missouri
June 12, 1998